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                                                                   EXHIBIT 23.2

                       CONSENT OF INDEPENDENT FORESTERS

  As independent forest resource consultants, we hereby consent to the use in this Registration Statement of our reports relating to the Company's timber inventory, acreage, age, growth rate, size and species and our appraisals thereof included in or made a part of this Registration Statement and to all references to our Firm included in this Registration Statement.

                                          MASON, BRUCE & GIRARD, INC.

Portland, Oregon
August 4, 1997